Exhibit 10.07

AMBAC FINANCIAL GROUP, INC.

1997 EQUITY PLAN

JANUARY 2006 NOTICE OF CEO AWARD OF LONG TERM

INCENTIVE COMPENSATION IN THE FORM OF RESTRICTED STOCK UNITS

Ambac Financial Group, Inc., a Delaware corporation and its Subsidiaries (referred to herein as either the “Company” or “Ambac”), have adopted the Ambac 1997 Equity Plan (the “Plan”), for the purposes of providing an incentive to selected employees of the Company and its affiliates to remain in its employ and to increase their interest in the success of the Company. The Company pursues these goals by providing selected employees with opportunities through the Plan to increase their proprietary interest in the Company and to receive compensation based upon the Company’s success.

This 2006 Restricted Stock Unit notice of award (the “Notice of Award”) sets forth the terms and conditions of the restricted stock units that have been granted under the Plan to the individual identified on Annex A (the “Participant”). This Notice of Award sets forth the number of restricted stock units that the Participant will receive, the date of grant and the applicable vesting schedule.

1.	Incorporation of Plan Terms.

This Notice of Award and the restricted stock units granted hereby are subject to the Plan, the terms of which are incorporated herein by reference. If there is any conflict or inconsistency between the Plan and this Notice of Award, the Plan shall govern. Capitalized terms used in this Notice of Award without definition shall have the meanings assigned to them in the Plan. A copy of the Plan is available on Ambac’s intranet site.

2.	Grant of Restricted Stock Units.

Subject to the conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated on Annex A (the “Date of Grant”), the number of restricted stock units (the “RSUs”) specified on Annex A.

3.	Terms and Conditions of the RSUs.

The RSUs shall have the following terms and conditions:

(a) General. Each RSU shall represent the unsecured promise of the Company to transfer to the Participant, on the settlement date of such RSU and subject to the terms and conditions set forth in this Notice of Award, one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

(b) Vesting.

(i)	Normal Vesting. The RSUs will ordinarily vest in accordance with the vesting schedule set forth on Annex A hereto.

(ii)	Accelerated Vesting. Notwithstanding Section 3(b)(i), any RSUs that have not previously vested shall vest in full upon the termination of the Participant’s employment with the Company and its Subsidiaries by reason of death, Permanent Disability or Retirement at age 55 or older after at least three years of continuous service with the Company and its Subsidiaries (including service within a corporation or other entity acquired by the Company). “Permanent Disability” shall mean circumstances that entitled the Participant to receive benefits under the long-term disability policy maintained by the Company or any of its Subsidiaries for the participant.

(iii)	Forfeiture. Unless the Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, determines otherwise, any RSUs that have not vested in accordance with this Section 3(b) shall be forfeited by the Participant upon the Participant’s termination of employment with the Company and its subsidiaries; provided, however, that a Participant’s RSUs may become vested as of the date of the Participant’s termination of employment if the termination of employment is mutually agreed to by the Participant and the Company, and the Participant (A) signs a waiver and release, in the form requested by the Company, irrevocably waiving any and all claims, liabilities and causes of action relating to the Participant’s employment with the Company and its affiliates and the termination thereof, (B) signs a noncompetition agreement in the form requested by the Company, and (C) takes any further action requested by the Company.

(c) Dividends and Distribution on Common Stock. In the event that, following the Date of Grant and prior to the settlement of any RSU, the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each RSU shall be credited with an additional number of RSUs (including fractions thereof) determined by dividing (i) the amount or cash, or the value (as determined by the Committee) of any other property, paid or distributed in respect of one outstanding share of Common Stock by (ii) the average of the high and low selling price of the Common Stock on the New York Stock Exchange for the date of such payment or distribution. Any RSUs so credited shall be subject to the same vesting provisions as the RSU in respect of which they are credited. Except as otherwise expressly provided in this Notice of Award, the Participant shall have no right as a shareholder with respect to any RSUs until a certificate or certificates evidencing such shares shall have been issued to the Participant according to the terms of Section 3(d) below.

(d) Delivery of Share Certificates.

(i)	Ordinary Settlement. Settlement of any RSUs shall occur following the date on which such RSUs vest except that if the Committee elects to accelerate vesting pursuant to Section 3(b)(iii), such RSUs shall be settled after the normal vesting date as set forth in Annex A hereto. RSUs will be settled, at the election of the Participant, either by:

(A)	Delivery of a stock certificate or certificates representing the number of shares of Common Stock equal to the number of RSUs being settled (any fractional RSU being rounded up to the next whole RSU). Certificates shall be issued in the name of the Participant (or of the person or persons to whom such RSUs were transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order).

(B)	The transfer of the corresponding number of shares of Common Stock equal to the number of RSUs being settled (or any fractional RSU being rounded up to the next whole RSU) to the brokerage account designated by the Participant to the Company in writing prior to settlement.

(ii)	Certain Exceptions Pursuant to Company Policy. Anything herein to the contrary notwithstanding, settlement of a RSU shall not occur on a date on which the Company’s policies then in effect prohibit the Participant from engaging in transactions in the Company’s securities. Instead, settlement shall occur on, or as promptly as practicable following, the first date that the Participant is again permitted to engage in transactions in the Company’s securities under the Company policies.

(iii)	Payment Restrictions for Specified Employees. If the Participant is a “Specified Employee” within the meaning of Section 409A(a)(2)(B) of the Code, then, anything in this Notice of Award to the contrary not withstanding, no settlement of RSUs in connection with the Participant’s termination of employment (other than by reason of death) shall be made before the earlier to occur of (X) the date which is six months and one day following the date of such termination of employment and (Y) the date of the Participant’s death following termination of employment.

(iv)	Transfer Restrictions on Common Stock. Shares of Common Stock issued upon the settlement of RSUs will not be subject to restrictions on transfer (except for any restrictions imposed by the federal securities laws or other applicable laws or regulations and for any restrictions under the Company’s trading policies applicable to employees). However, shares of common stock issued upon settlement of RSUs granted at a discount to the Fair Market Value of Ambac stock on the date of grant will be subject to transfer restrictions until such time as the Eligible Individual meets and/or exceeds Ambac’s Stock Ownership Guidelines.

(v)	Normal Settlement and Deferral of Payment Subject to Section 162(m). Subject to the other terms and conditions of this Notice of Award and the terms of the Plan, Ambac shall settle RSUs on or as soon as practicable following the vesting date (the “Settlement Date”); provided, however, that to the extent that, as of the Settlement Date, Ambac reasonably anticipates that its federal tax deduction with respect to such settlement would be limited or eliminated by application of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any regulations thereunder (or under any successor provisions thereto) (the “Code”), then the settlement of the RSUs shall automatically be deferred until the earliest date at which Ambac reasonably anticipates that its deduction of the amount of the settlement will not be so limited or eliminated (it being understood that so many of such RSUs as can be settled on the Settlement Date without limiting or eliminating Ambac’s deduction will be settled on the Settlement Date and that any RSUs whose settlement is deferred past the Settlement Date shall be settled on one or more future dates as and to the extent that the conditions to settlement set forth in this sentence are satisfied).

(e) Transfer Restrictions on RSUs. RSUs may not be transferred, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

(f) Immediate Cancellation of RSUs and Return of Share Value. Notwithstanding any other provision of this Notice of Award, the Committee may (i) cancel all or any portion of the RSUs then outstanding (whether or not then vested and whether or not subject to a deferred settlement election) and (ii) may require the Participant to repay to the Company all or any portion of the Share Value (as hereinafter defined) that the Participant realizes from the settlement of RSUs occurring within six months before or after the Participant’s termination of employment for any reason with the Company and its Subsidiaries, if the Participant engages in Competitive Activity (as defined herein) within six months following termination of such employment. The Participant will be considered to engage in “Competitive Activity” if the Participant (1) enters into a relationship as an employee, officer, partner, member, director, independent contractor, consultant, advisor, or agent of, or in any similar relationship with, any corporation, partnership, limited liability company, joint venture or other business entity that engages in any activity which the Committee determines to be competitive with a principal business activity of the Company (a “Competitor”), where the Participant will be responsible for providing services which are similar or substantially related to the services that the Participant provided during any of the last three years of the Participant’s employment with the Company and its Subsidiaries or (2) either alone, or in concert with others, acquires or maintains beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of 5% or more of any class of equity securities of a Competitor. For purposes hereof, “Share Value” in respect of an RSU means a cash amount equal to the amount of income included (or to be included) in respect of the settlement of such RSU on the Form W-2 (or successor form) that the Company or one of its Subsidiaries issues to the Participant for the year in which such settlement occurs. If the Participant is required to repay any Share Value to the Company pursuant to this Section 3(f), the Participant shall pay such amount in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to withhold or set-off against any other amount owed to the Participant by the Company or its Subsidiaries (other than any amount owed to the Participant under any retirement plan intended to be qualified under Section 401(a) of the Code) up to an amount sufficient to satisfy the unpaid obligation of the Participant under this Section 3(f).

(g) Cancellation for Specified Activity. Notwithstanding any other provision of this Notice of Award, the Committee may cancel all or any portion of the RSUs then outstanding (whether or not vested) if at any time the Participant initiates or becomes a party to any lawsuit or other legal action in any federal or state court in which the Participant seeks damages or injunctive or other equitable relief from or against the Company, any of its Subsidiaries or any of its officers, employees or directors in connection with any claim arising from or relating to the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment (and regardless of whether any such termination is the result of the Participant’s voluntary resignation or retirement or of the involuntary termination of the Participant’s employment by the Company or one of its subsidiaries). This Section 3(g) is not intended as a waiver by the Participant of any claims the Participant may have against the Company, any of its subsidiaries or any of its officers, employees or directors. Instead, it provides for the consequences specified in the second preceding sentence in the event the Participant engages in the conduct described therein.

4.	Tax Withholding.

(a) Prior to either the transfer of shares of Common Stock to the Participant’s brokerage account or the delivery of any certificates evidencing shares of Common Stock to be issued in connection with the full or partial settlement of the RSUs, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy the minimum Federal, State and local tax withholding requirements. The Company may permit the Participant to satisfy this obligation, in whole or in part, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. Under no circumstances will the Company permit the Participant to withhold shares of Common Stock in excess of the maximum Federal, state and local withholding requirements.

(b) Upon vesting of any portion of the RSUs, the Participant shall be required to satisfy, within 30 days of vesting, all Social Security and Medicare taxes due upon vesting. The Participant must submit a check or money order, payable to Ambac Financial Group, Inc., to Ambac’s Senior Vice President and Chief Administrative Officers or his or her designee.

5.	No Restriction on Right to Effect Corporate Changes; No Right to Continued Employment.

(a) Neither the Plan, this Notice of Award, the grant of the RSUs nor any action taken hereunder shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) This Notice of Award is not an employment agreement. Nothing in this Notice of Award or the Plan, or the granting to the Participant of the RSUs, shall alter the Participant’s status as an “at-will” employee of the Company or be construed as guaranteeing employment by, or as giving the Participant any right to continue in the employ of, the Company or any of its subsidiaries during any period (including without limitation the period between the Date of Grant and the settlement date of any RSUs, or any portion thereof), or as limiting or restricting the right of the Company to terminate the Participant’s employment at any time, for any reason, with or without cause.

6.	Adjustment of and Changes in Shares.

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend, or other change in corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to the RSUs. Any adjustments shall be determined by the Committee in its sole discretion.

7.	Preemption of Applicable Laws and Regulations.

Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of shares of Common Stock to the Participant, any law, regulation or requirement of any governmental authority having jurisdiction requires either the Company or the Participant to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

8.	Committee Decisions Final.

Any dispute or disagreement which shall rise under, or as a result of, or pursuant to, or in connection with, this Notice of Award shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Notice of Award and any interpretation by the Committee of the terms hereof shall be final and binding on all persons affected thereby.

9.	Amendments.

The Committee shall have the power to alter or amend the terms of the RSUs as set forth herein, from time to time, in any manner consistent with the Plan; provided, however, that no amendment will be made that is inconsistent with the American Jobs Creation Act of 2004. Any alteration or amendment of the terms of the RSUs by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after it is adopted. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the RSUs in any manner which is consistent with the Plan and approved by the Committee. Notwithstanding anything in the Plan to the contrary, the Committee may amend or terminate the Plan, without the consent of any Participant, to the extent it deems necessary or desirable to comply with the American Jobs Creation Act of 2004.

10.	Notice Requirements.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004, attention: Senior Vice President, Chief Administrative Officer, Employment Counsel, or at such other address as the Company, by notice to the Participant, may designate in writing from time to time. Notice to the Participant shall be directed either to the Participant’s address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time or to the Participant by a combination of interoffice mail and email.

11.	Governing Law.

The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Delaware.

12.	Entire Agreement; Headings.

This Notice of Award (which includes Annex A) and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Notice of Award.